UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023 (December 29, 2023)

ASA Gold and Precious Metals Limited

(Exact name of registrant as specified in its charter)

Bermuda	811-21650	98-6000252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Canal Plaza, Suite 600 Portland, Maine	04101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (207) 347-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $1 par value per share	ASA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD disclosure.

Effective December 29, 2023, Anthony Artabane retired from his position as a director of the Registrant for personal reasons. Mr. Artabane’s retirement was not a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Following Mr. Artabane’s retirement, the Board of Directors of Registrant reduced the size of the board from five to four members.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASA Gold and Precious Metals Ltd.

Date: December 29, 2023	By:
Zachary Tackett
Secretary